As filed with the Securities and Exchange Commission on July 21, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
OCEANPAL INC.
(Exact name of Registrant as specified in its charter)

Republic of The Marshall Islands (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)
OceanPal Inc. c/o Steamship Shipbroking Enterprises Inc. Pendelis 26, 175 64 Palaio Faliro, Athens, Greece + 30-210-9485-360 (Address and telephone number of Registrant’s principal executive offices)		Seward & Kissel LLP Attention: Edward S. Horton, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1265 (Name, address and telephone number of agent for service)

Copies to:
Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1265 (telephone number) (212) 480-8421 (facsimile number)	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

OceanPal Inc. (the “Registrant”) is filing this registration statement with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended. This registration statement relates to the Registrant’s prior registration statement on Form F-1 (File No. 333-288153) (together with its exhibits, the “Prior Registration Statement”). The contents of the Prior Registration Statement are incorporated herein by reference.

The Registrant is filing this registration statement for the sole purpose of registering (i) additional units, each unit consisting of (a) one common share of the Company or one pre-funded warrant to purchase one common share and (b) one Class C warrant to purchase one common share, and (ii) common shares issuable upon the exercise of such additional pre-funded warrants and Class C warrants. The additional securities that are being registered are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Prior Registration Statement.

The required opinion, consents, and fee information are filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on Exhibit 107 to this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of July 22, 2025), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than July 22, 2025.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
5.1	Opinion of Seward & Kissel LLP, as to the legality of the securities being registered
23.1	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A.
23.2	Consent of Seward & Kissel LLP (included in Exhibit 5.1 hereto)
24.1*
Power of Attorney (included on signature page of the Registration Statement on Form F-1 (File No. 333-288153), originally filed with the U.S. Securities and Exchange Commission on June 18, 2025 and incorporated by reference)

107	Fee Filing Table

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on July 21, 2025.

OCEANPAL INC.

By:	/s/ Robert Perri
Name:	Robert Perri
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on July 21, 2025 in the capacities indicated.

Signature	Title

/s/ Semiramis Paliou	Chairman and Director
Semiramis Paliou

/s/ Robert Perri	Chief Executive Officer
Robert Perri	(Principal Executive Officer)

/s/ Vasiliki Plousaki	Chief Financial Officer
Vasiliki Plousaki	(Principal Financial Officer and Principal Accounting Officer)

/s/ Eleftherios Papatrifon	Director
Eleftherios Papatrifon

/s/ Ioannis Zafirakis	Director
Ioannis Zafirakis

/s/ Styliani Alexandra Sougioultzoglou	Director
Styliani Alexandra Sougioultzoglou

/s/ Grigorios-Filippos Psaltis	Director
Grigorios-Filippos Psaltis

/s/ Nikolaos Veraros	Director
Nikolaos Veraros

/s/ Alexios Chrysochoidis	Director
Alexios Chrysochoidis

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of OceanPal Inc., has signed this Registration Statement on Form F-1 in City of Newark, State of Delaware, on the 21st day of July 2025.

PUGLISI & ASSOCIATES
(Authorized Representative)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director